May 2011 Free Writing Prospectus Registration Statement No. 333-158385 Dated April 21, 2011 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS
Opportunities in International Equities

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

PLUS are senior unsecured debt securities of HSBC USA Inc. (“HSBC”), will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus.  All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these PLUS.  All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 4 shall refer to the “underlying shares” herein.  At maturity, if the price of the underlying shares has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity.  At maturity, if the price of the underlying shares has depreciated, the investor will lose 1% for every 1% decline in the price of the underlying shares from the pricing date to the valuation date.  Investors may lose up to 100% of the stated principal amount of the PLUS.  All payments on the PLUS are subject to the credit risk of HSBC.

INDICATIVE TERMS
Issuer:	HSBC USA Inc.
Maturity date:	June 27, 2012, subject to adjustment as described in the accompanying underlying supplement no. 4
Underlying shares:	Shares of the iShares® MSCI Emerging Markets Index Fund
Aggregate principal amount:
Payment at maturity:
•   If the final share price is greater than the initial share price:
$10 + the leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
•   If the final share price is less than or equal to the initial share price:
$10 x the share performance factor
This amount will be less than or equal to the stated principal amount of $10.

Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	300%
Share percent increase:	(final share price – initial share price) / initial share price
Initial share price:	The closing price of one underlying share on the pricing date, as determined by the calculation agent
Final share price:
The closing price of one underlying share on the valuation date, as determined by the calculation agent, and as adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Valuation date:	June 22, 2012, subject to adjustment as described in the accompanying underlying supplement no. 4
Share performance factor:	final share price / initial share price
Maximum payment at maturity:	$11.60 to $12.00 per PLUS (116.00% to 120.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and Issue Price” below)
Pricing date:	May 24, 2011
Original issue date:	May 27, 2011 (3 business days after the pricing date)
CUSIP:	40433C841
ISIN:	US40433C8414
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Supplemental plan of distribution (conflicts of interest)”.
Commissions and Issue Price:	Price to Public(1)	Fees and Commissions(1)(2)	Proceeds to Issuer
Per PLUS	$10	$0.20	$9.80
Total	$	$	$
(1)
The actual price to public and fees and commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of PLUS purchased by that investor.  The lowest price payable by an investor is $9.925 per PLUS.  Please see “Syndicate Information” on page 7 of this free writing prospectus for further details about the applicable price to public and fees and commissions.

(2)
HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.20 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 for each PLUS they sell.  See “Supplemental plan of distribution (conflicts of interest).”

Investment in the PLUS involve certain risks.  See “Risk Factors” beginning on page 11 of this free writing prospectus, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement.
Neither the U.S. Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved the PLUS, or determined that this free writing prospectus or the accompanying underlying supplement no. 4, product supplement, prospectus supplement or prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 4) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 if you request them by calling toll-free 1-866-811-8049.
You should read this document together with the related underlying supplement no. 4, product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.
The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm
The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm
The PLUS are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Investment Overview

Performance Leveraged Upside Securities

The PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying shares that enhances returns for a certain range of positive performance of the underlying shares

▪	To enhance positive returns and potentially outperform the underlying shares in a moderately bullish scenario

▪	To achieve similar levels of exposure to the underlying shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

Maturity:	13 Months
Leverage factor:	300%
Maximum payment at maturity:	$11.60 to $12.00 per PLUS (116.00% to 120.00% of the stated principal amount) (to be determined on the pricing date)
Minimum payment at maturity:	None
Coupon:	None

iShares® MSCI Emerging Markets Index Fund Overview
The iShares® MSCI Emerging Markets Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The MSCI Emerging Markets Index was developed by MSCI Inc. to represent the performance of equity securities in the following emerging markets countries:  Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.

Information as of market close on April 18, 2011:

Bloomberg Ticker Symbol:	EEM
Current Share Price:	$47.87
52 Weeks Ago:	$42.46
52 Week High (on April 7, 2010):	$50.30
52 Week Low (on May 25, 2010):	$35.19

Underlying Shares Historical Performance – Daily Closing Prices January 3, 2006 to April 18, 2011

May 2011	Page 2

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The PLUS offer 300% leveraged upside on the positive performance of the underlying shares, subject to a maximum payment at maturity of $11.60 to $12.00 per PLUS (116.00% to 120.00% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying shares.
Payment Scenario 1
The underlying shares increase in price and, at maturity, the PLUS redeem for the stated principal amount of $10 plus 300% of the share percent increase, subject to a maximum payment at maturity of $11.60 to $12.00 per PLUS (116.00% to 120.00% of the stated principal amount).

Payment Scenario 2	The underlying shares decline in price and, at maturity, the PLUS redeem for less than the stated principal amount by an amount that is proportionate to the decline.

Key Risks

Investment in the PLUS involves certain risks.  See “Risk Factors” beginning on page 11 of this free writing prospectus, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

In the prospectus supplement, please consider:

▪	Risks Relating to All Note Issuances; and

▪	Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.

In the product supplement, please consider:

▪	Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds.

In the underlying supplement no. 4, please consider:

▪	Securities Prices Generally are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in Which They Trade and, to a Lesser Extent, Foreign Markets;

▪	The Notes are Subject to Currency Exchange Risk; and

▪	There are Risks Associated with Emerging Markets.

In this free writing prospectus, please consider:

▪	PLUS do not pay interest and may result in a loss;

▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity;

▪	The market price will be influenced by many unpredictable factors;

▪	There is limited anti-dilution protection;

▪	An index fund and its underlying index are different;

▪	The underlying shares are subject to management risk;

▪	Credit risk of HSBC USA Inc.;

▪	Investing in the PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying index;

▪	Adjustments to the underlying shares could adversely affect the value of the PLUS;

▪	Certain built-in costs are likely to adversely affect the value of the PLUS prior to maturity;

▪	The PLUS will not be listed on any securities exchange and secondary trading may be limited;

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the PLUS;

May 2011	Page 3

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the PLUS;

▪	The PLUS are not insured by any governmental agency of the United States or any other jurisdiction; and

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain.

May 2011	Page 4

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Fact Sheet

The PLUS are senior unsecured debt securities of HSBC, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus.  All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these PLUS.  All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 4 shall refer to the “underlying shares” herein.  At maturity, an investor will receive for each stated principal amount of PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the price of the underlying shares on the valuation date.  All payments on the PLUS are subject to the credit risk of HSBC.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
May 24, 2011	May 27, 2011 (3 business days after the pricing date)	June 27, 2012, subject to adjustment as described in the accompanying underlying supplement no. 4
Key Terms
Issuer:	HSBC USA Inc.
Underlying shares:	Shares of the iShares® MSCI Emerging Markets Index Fund
Share underlying index:	MSCI Emerging Markets Index
Original issue price:	$10 per PLUS (see “Syndicate Information” on page 7 of this free writing prospectus)
Stated principal amount:	$10 per PLUS
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Aggregate principal amount:
Payment at maturity:	• If the final share price is greater than the initial share price: $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
• If the final share price is less than or equal to the initial share price: $10 x the share performance factor
This amount will be less than or equal to the stated principal amount of $10.
Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	300%
Share percent increase:	(final share price – initial share price) / initial share price
Initial share price:	The closing price of one underlying share on the pricing date as determined by the calculation agent
Final share price:
The closing price of one underlying share on the valuation date as determined by the calculation agent, and as adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Valuation date:	June 22, 2012, subject to adjustment as described in the accompanying underlying supplement no. 4
Share performance factor:	final share price / initial share price
Maximum payment at maturity:	$11.60 to $12.00 per PLUS (116.00% to 120.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Risk factors:
Please see “Risk Factors” beginning on page 11 of this free writing prospectus, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

May 2011	Page 5

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP:	40433C841
ISIN:	US40433C8414
Minimum ticketing size:	100 PLUS
Tax considerations:
There is no direct legal authority as to the proper tax treatment of each PLUS, and therefore significant aspects of the tax treatment of each PLUS is uncertain as to both the timing and character of any inclusion in income in respect of each PLUS.  Under one approach, each PLUS could be treated as a pre-paid forward or other executory contract with respect to the underlying shares.  We intend to treat each PLUS consistent with this approach.  Pursuant to the terms of each PLUS, you agree to treat each PLUS under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat each PLUS as a pre-paid forward or other executory contract with respect to the underlying shares.  Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions”, we do not intend to report any income or gain with respect to each PLUS prior to maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the PLUS for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the iShares® MSCI Emerging Markets Index Fund (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in a PLUS is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the PLUS will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the PLUS at fair market value and sold them at fair market value on the maturity date (if the PLUS was held until the maturity date) or on the date of sale or exchange of the PLUS (if the PLUS was sold or exchanged prior to the maturity date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the PLUS (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the PLUS).

Although the matter is not clear, there exists a risk that an investment in a PLUS will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a PLUS will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each PLUS will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a PLUS over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such PLUS for an amount equal to the “issue price” of the PLUS and, upon the date of sale, exchange or maturity of the PLUS, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the PLUS). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is owned by the iShares® MSCI Emerging Markets Index Fund would be treated as a passive foreign investment company (“PFIC”), as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is owned by the iShares® MSCI Emerging Markets Index Fund were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders. You should refer to information filed with the SEC and other authorities by the entities whose stock is or owned by the iShares® MSCI Emerging Markets Index Fund and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is owned by the iShares® MSCI Emerging Markets Index Fund is or becomes a PFIC.

In Notice 2008-2, the Internal Revenue Service and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the PLUS) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital  and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying product supplement) of a PLUS is required to accrue income in respect of the PLUS prior to the receipt of

May 2011	Page 6

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

payments under the PLUS or its earlier sale or exchange.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a PLUS as ordinary income (including gain on a sale or exchange).  Finally, it is possible that a non-U.S. holder (as defined in the accompanying product supplement) of the PLUS could be subject to U.S. withholding tax in respect of a PLUS.  It is unclear whether any regulations or other guidance would apply to the PLUS (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the PLUS.

For a further discussion of U.S. federal income tax consequences related to each PLUS, see the section “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Trustee:
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the PLUS will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent:
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):
Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the PLUS from HSBC for distribution to Morgan Stanley Smith Barney LLC.  HSBC Securities (USA) Inc. will act as agent for the PLUS and will receive a fee of $0.20 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 for each PLUS they sell.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the PLUS, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

Syndicate Information
Issue price of the PLUS Commissions Principal amount of PLUS
$10.0000 $0.2000 <$1MM
$9.9625 $0.1625 ≥$1MM and <$3MM
$9.9438 $0.1438 ≥$3MM and <$5MM
$9.9250 $0.1250 ≥$5MM
Morgan Stanley Smith Barney LLC may reclaim selling concessions allowed to individual brokers within Morgan Stanley Smith Barney LLC in connection with the offering if, within 30 days of the offering, HSBC repurchases the PLUS distributed by such brokers.
This is a summary of the terms and conditions of the PLUS.  We encourage you to read the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

May 2011	Page 7

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

How PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	300%
Hypothetical maximum payment at maturity:
$11.80 per PLUS (118.00% of the stated principal amount).  The actual maximum payment at maturity will be between $11.60 to $12.00 per PLUS (116.00% to 120.00% of the stated principal amount) and will be determined on the pricing date.

PLUS Payoff Diagram

How it works

▪
If the final share price is greater than the initial share price, investors would receive the $10 stated principal amount plus 300% of the appreciation of the underlying shares over the term of the PLUS, subject to the hypothetical maximum payment at maturity of $11.80 per PLUS.  Under the payoff diagram, an investor would realize the hypothetical maximum payment at maturity at a final share price of 106.00% of the initial share price.

▪	For example, if the underlying shares appreciate 3%, investors would receive a 9% return, or $10.90 per PLUS.

▪	For example, if the underlying shares appreciate 20%, investors would receive only the hypothetical maximum payment at maturity of $11.80 per PLUS, or 118% of the stated principal amount.

May 2011	Page 8

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

▪
If the final share price is less than or equal to the initial share price, investors would receive an amount that is less than or equal to the stated principal amount by an amount, based on a 1% loss of principal for each 1% decline in the price of the underlying shares.

▪	For example, if the underlying shares depreciate 20%, investors would lose 20% of their principal and receive only $8.00 per PLUS at maturity, or 80% of the stated principal amount.

May 2011	Page 9

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the closing price of the underlying shares on the valuation date, as determined as follows:

If the final share price is greater than the initial share price:

$10    +    leveraged upside payment; subject to the maximum payment at maturity.

If the final share price is less than or equal to the initial share price:

($10    X    Share Performance Factor)

Because the share performance factor will be less than or equal to 1.0, the payment at maturity will be less than or equal to the stated principal amount.

May 2011	Page 10

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Risk Factors
We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US4-2 of underlying supplement no. 4.  Investing in the PLUS is not equivalent to investing directly in the underlying shares or any of the stocks composing the share underlying index.  You should understand the risks of investing in the PLUS and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the PLUS in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement no. 4, including the explanation of risks relating to the PLUS described in the following sections:

“— Risks Relating to All Note Issuances” in the prospectus supplement;

“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

“—Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

“—Securities Prices Generally are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in Which They Trade and, to a Lesser Extent, Foreign Markets” in underlying supplement no. 4;

“—The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 4; and

“—There are Risks Associated with Emerging Markets” in underlying supplement no. 4.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪
PLUS do not pay interest and may result in a loss.  The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest nor guarantee payment of the principal amount at maturity.  If the final share price is less than the initial share price, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the decline in the price of the underlying shares, subject to the credit risk of HSBC.  You may lose up to 100% of the stated principal amount of the PLUS.

▪
The appreciation potential of the PLUS is limited by the maximum payment at maturity.  The appreciation potential of the PLUS is limited by the maximum payment at maturity of $11.60 to $12.00 per PLUS (116.00% to 120.00% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.  Although the leverage factor provides 300% exposure to any increase in the final share price over the initial share price, because the payment at maturity will be limited to 116.00% to 120.00% of the stated principal amount for the PLUS, any increase in the final share price over the initial share price by more than approximately 5.33% to 6.67% of the initial share price will not further increase the return on the PLUS.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the PLUS in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the PLUS in the secondary market, including: the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

▪
There is limited anti-dilution protection.  For certain events affecting the underlying shares, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the final price which may affect your payment at maturity. However, the calculation agent is not required to make an adjustment for every corporate action which affects the underlying shares. If an event occurs that does not require the calculation

May 2011	Page 11

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

agent to adjust the amount of the shares of the underlying shares, the market price of the PLUS and the Final Settlement Value may be materially and adversely affected.

▪
An index fund and its underlying index are different. The performance of an index fund may not exactly replicate the performance of its underlying index, because the index fund will reflect transaction costs and fees that are not included in the calculation of its underlying index.  It is also possible that an index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the index fund or due to other circumstances. An index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to its underlying index and in managing cash flows.

▪
The underlying shares are subject to management risk.  The underlying shares are not managed according to traditional methods of ‘‘active’’ investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying shares, utilizing a ‘‘passive’’ or indexing investment approach, attempt to approximate the investment performance of the share underlying index by investing in a portfolio of securities that generally replicate the share underlying index. Therefore, unless a specific security is removed from the share underlying index, the underlying shares generally would not sell a security because the security’s issuer was in financial trouble. In addition, the underlying shares are subject to the risk that the investment strategy of the underlying shares’ investment advisor may not produce the intended results.

▪
Credit risk of HSBC USA Inc.  The PLUS are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the PLUS will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the PLUS depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the PLUS and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the PLUS.

▪
Investing in the PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying index.  Investing in the PLUS is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index.  Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

▪
Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the PLUS. The investment adviser to the iShares® MSCI Emerging Markets Index Fund, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the iShares® MSCI Emerging Markets Index Fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the PLUS. Further, MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the share underlying index. MSCI may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. MSCI may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Certain built-in costs are likely to adversely affect the value of the PLUS prior to maturity.  The original issue price of the PLUS includes the agent’s fees and commissions and the estimated cost of HSBC hedging its obligations under the PLUS. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase PLUS from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the stated maturity date could result in a substantial loss to you. The PLUS are not

May 2011	Page 12

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity.

▪
The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

▪
The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the PLUS.  As calculation agent, HSBC or one of its affiliates will determine the initial share price, will determine the final share price and will calculate the amount of cash you receive at maturity.  Determinations made by HSBC or one of its affiliates in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final share price in the event of a discontinuance of the share underlying index or a market disruption event, may adversely affect the payout to you at maturity.

▪
Hedging and trading activity by our affiliates could potentially adversely affect the value of the PLUS.  One or more of our affiliates expect to carry out hedging activities related to the PLUS (and possibly to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares as well as in other instruments related to the underlying shares.  Some of our affiliates also trade the underlying shares and the stocks that constitute the share underlying index and other financial instruments related to the underlying shares and the share underlying index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, therefore, could increase the price at which the underlying shares must close before an investor receives a payment at maturity that exceeds the stated principal amount of the PLUS.  Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the value of the underlying shares on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

▪
The PLUS are not insured by any governmental agency of the United States or any other jurisdiction.  The PLUS are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the PLUS is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the PLUS.

▪
The U.S. federal income tax consequences of an investment in the PLUS are uncertain.  For a discussion of certain of the U.S. federal income tax consequences of your investment in a PLUS, please see the discussion under “Tax considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

May 2011	Page 13

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Information about the iShares® MSCI Emerging Markets Index Fund
The iShares® MSCI Emerging Markets Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The MSCI Emerging Markets Index was developed by MSCI Inc. to represent the performance of equity securities in the following emerging markets countries:  Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.

For more information about the iShares® MSCI Emerging Markets Index Fund, see “The iShares® MSCI Emerging Markets Index Fund” on page US4-22 of the accompanying underlying supplement no. 4.

Historical Information
The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the iShares® MSCI Emerging Markets Index Fund for each quarter in the period from January 3, 2006 through April 18, 2011.  The following graph sets forth the historical performance of the iShares® MSCI Emerging Markets Index Fund based on the daily historical closing prices from January 3, 2006 through April 18, 2011.  The closing price for the EEM on April 18, 2011 was $47.87. We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the iShares® MSCI Emerging Markets Index Fund should not be taken as an indication of future performance, and no assurance can be given as to the price of the shares of the iShares® MSCI Emerging Markets Index Fund on the valuation date.

iShares® MSCI Emerging Markets Index Fund	High	Low	Period End
2006
First Quarter	$33.79	$30.00	$33.02
Second Quarter	$37.08	$27.12	$31.23
Third Quarter	$33.33	$29.03	$32.29
Fourth Quarter	$38.26	$31.63	$38.10
2007
First Quarter	$39.85	$34.52	$38.75
Second Quarter	$44.62	$38.74	$43.82
Third Quarter	$50.49	$37.15	$49.78
Fourth Quarter	$55.83	$47.22	$50.10
2008
First Quarter	$50.75	$40.68	$44.79
Second Quarter	$52.48	$44.43	$45.19
Third Quarter	$44.76	$30.88	$34.53
Fourth Quarter	$34.29	$18.22	$24.97
2009
First Quarter	$27.28	$19.87	$24.81
Second Quarter	$34.88	$24.72	$32.23
Third Quarter	$39.51	$30.25	$38.91
Fourth Quarter	$42.52	$37.30	$41.50
2010
First Quarter	$43.47	$35.01	$42.12
Second Quarter	$44.02	$35.21	$37.32
Third Quarter	$44.99	$36.76	$44.77
Fourth Quarter	$48.62	$44.51	$47.62
2011
First Quarter	$48.75	$44.25	$48.69
Second Quarter (through April 18, 2011)	$50.30	$47.56	$47.87

May 2011	Page 14

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Underlying Shares Historical Performance – Daily Closing Prices January 3, 2006 to April 18, 2011

May 2011	Page 15

PLUS Based on the Value of the iShares® MSCI Emerging Markets Index Fund due June 27, 2012
Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

This free writing prospectus relates to an offering of securities linked to the underlying shares identified on the cover page.  The purchaser of a PLUS will acquire a senior unsecured debt security of HSBC USA Inc. linked to the underlying shares.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of PLUS relates to the underlying shares identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying shares or any component security included in the underlying shares or as to the suitability of an investment in the PLUS.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 4) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 4 dated October 22, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these PLUS. If the terms of the PLUS offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement no. 4, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page PS-4 of the product supplement, on page S-3 of the prospectus supplement and on page US4-2 of underlying supplement no. 4, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at .www.sec.gov as follows:

•	The underlying supplement no. 4 at:
•	http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm
•	The product supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
•	The prospectus supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
•	The prospectus at:
http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

May 2011	Page 16